Exhibit 10.3

BICYCLE THERAPEUTICS LIMITED

SHARE OPTION CONTRACT

THIS SHARE OPTION CONTRACT is made the                         2018 BETWEEN:

(1)                                 BICYCLE THERAPEUTICS LIMITED, registered in England and Wales with number 11036004, whose registered office is at Building 900, Babraham Research Campus, Babraham, Cambridge CB22 3AT (the “Company”); and

(2)                                 The person whose name and address is set out in Schedule 1 (the “Option Holder”)

1.                                      INTERPRETATION

1.1                               In this Share Option Contract:-

“Accountants”	means the Company’s accountants from time to time

“Acquiring Company”	means a company which has acquired Control of the Company

“Admission”

the admission of all or any of the Ordinary Shares or securities representing those shares (including without limitation American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be traded or quoted on Nasdaq or on the Official List of the United Kingdom Listing Authority or on the AIM operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000)

“Agent”	means the person acting as the Option Holder’s agent under Clauses 5 or 10

“AIM”	means a market operated by London Stock Exchange plc known as AIM

“Articles”	means the articles of association of the Company for the time being in force

“Assets Sale”	means an unconditional agreement being entered into for the sale of the whole or substantially the whole of the trade and assets of the Group

“Bad Leaver”

an Employee whose employment or consultancy is terminated by a member of the Group either in circumstances which justify summary dismissal under the relevant service contract or as a result of the breach by the Employee of any Restrictive Covenants in such Employee’s employment or consultancy agreement or any Former Employee who breaches any Restrictive Covenants in such Former Employee’s employment or consultancy agreement

“Control” and “Controlling Interest”	has the meaning given in Section 1124 of the CTA

“CTA”	means the Corporation Tax Act 2010

“Date of Grant”	has the meaning given to the term in Schedule 1

“Directors”	means the board of directors of the Company or a duly authorised committee of the directors

“Electronic Communication”	has the meaning given in section 15 of the Electronic Communications Act 2000 (but excluding mobile telephone text messages)

“Employee”	an individual who is employed by, seconded to or who provides consultancy services to any member of the Group and any director of any member of the Group

“Employer’s NICs”	means the secondary Class I NICs which may be recovered from the Option Holder or which are the liability of the Option Holder (as mentioned in Clause 10)

“Exchange of Options”

means the grant to the Option Holder, in consideration of the release of his rights under this Share Option Contract (the “Old Rights”) of rights to acquire Ordinary Shares in an Acquiring Company or a company which has control of an Acquiring Company or either is, or has control of, a company which is a member of a consortium owning either an Acquiring Company or a company having control of an Acquiring Company, being rights which are:

(a) in the opinion of the Company, substantially equivalent in value to the Old Rights (disregarding the fact that the Option may not then have become vested in respect of all of the Option Shares) and

(b) on terms approved by the Company

“Exercise Price”	means the price per Ordinary Share payable upon the exercise of an Option as specified in Clause 2

“Former Employee”	an Employee whose employment or consultancy or office with any member of the Group has terminated

“Group”	has the meaning ascribed to it in paragraph 58 of Schedule 5 to ITEPA (the Company being the parent company for the purposes of that paragraph)

“HMRC”	means HM Revenue & Customs

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003

“Maximum Number of Option Shares”	has the meaning set out in Schedule 1

“NICs”	means National Insurance Contributions

“NI Regulations”	means the laws, regulations and practices currently in force relating to liability for and the collection of National Insurance Contributions

“Option”	means a right to acquire Ordinary Shares granted pursuant to and in accordance with the terms of this Share Option Contract and which has not lapsed nor ceased to be exercisable

“Option Holder”	means the person who has been granted the Option or, if that person has died, and, where the context requires, his Personal Representatives

“Option Holder’s Employer”

means such member of the Group as is or, if the Option Holder has ceased to be employed within the Group, was the Option Holder’s employer or such other member of the Group or other person as, under the PAYE Regulations or, as the case may be, the NI Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability

“Option Shares”	means the Ordinary Shares over which an Option subsists

“Option Tax Liability”

means, in relation to an Option Holder, any liability of the Option Holder’s Employer to account to HMRC or other tax authority for any amount of, or representing, income tax or National Insurance contributions (which may, to the extent provided for in this Share Option Contract, include secondary employers’ Class I contributions) or any other tax charge levy or other sum, whether under the laws of the United Kingdom or otherwise, which may arise on the grant, vesting, exercise, assignment or release of the Option or the acquisition of Ordinary Shares pursuant to this Share Option Contract

“Ordinary Share Capital”	means the issued ordinary share capital of the Company other than preference shares carrying the right to a priority return of capital

“Ordinary Shares”	means fully-paid Ordinary Shares in the capital of the Company

“PAYE Regulations”	means the regulations made under Section 684 of ITEPA

“Personal Representatives”

means, in relation to an Option Holder, the legal Personal Representatives of the Option Holder (being either the executors of a will to whom a valid grant of probate has been made or, if the Option Holder dies intestate, the duly appointed administrator(s) of the Option Holder’s estate)

who have produced to the Company evidence of their appointment

“Restrictive Covenants”	obligations in respect of confidentiality, intellectual property, non-solicitation, non-dealing, non-poaching and/or non-competition

“Share Option Contract”	means this agreement

“Subsidiary”	means any company which is for the time being a subsidiary (as defined Section 1159 and Schedule 6 of the Companies Act 2006) of the Company and under the control of the Company

“Taxes Act”	means the Income and Corporation Taxes Act 1988

“Trade Sale”

a sale or other transfer of the whole or any part of the issued share capital of the Company on arm’s length terms to any person (or any merger or scheme of arrangement resulting in any persons holding shares) and resulting in that person together with all persons (if any) acting in concert (within the meaning given in the City Code on Takeovers and Mergers) with such person together holding a Controlling Interest in the Company

“UK Listing Authority”	means the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

“Vested”	shall describe an Option which has become capable of exercise due to the completion of a time period specified in this Share Option Contract

“Vesting Start Date”	has the meaning set out in in Schedule 1

“Vesting Terms”	has the meaning set out in in Schedule 1

1.2                               For the purposes of this Share Option Contract:

(a)                                 references to Ordinary Shares in respect of which an Option subsists at any time are to be read and construed as references to the Ordinary Shares over which the Option is then held and in respect of which it has not previously been exercised and has not lapsed and ceased to be exercisable;

(b)                                 any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted;

(c)                                  words denoting the masculine gender shall include the feminine;

(d)                                 words denoting the singular shall include the plural and vice versa; and

(e)                                  references to clauses and appendices are to the clauses and appendices of this Share Option Contract and no account should be taken of the clause headings which have been inserted for ease of reference only; and

(f)                                   persons shall be taken to be connected with one another if they are so connected as mentioned in Section 993 of the Income Tax Act 2007.

1.3                               If any question, dispute or disagreement arises as to the interpretation of this Share Option Contract, the decision of the Remuneration Committee shall (except as regards any matter required to be determined by the Accountants hereunder) be final and binding upon all persons. In any case, in this Share Option Contract, where the Remuneration Committee has a discretion, its exercise of that discretion shall be final and binding upon all persons.

1.4                               In any matter in which they are required to act hereunder, the Accountants shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act of 1996 shall not apply hereto.

2.                                      GRANT OF OPTION

2.1                               The Company HEREBY GRANTS on the Date of Grant to the Option Holder the right, exercisable only subject to, and in accordance with the following terms and conditions of this Share Option Contract, to acquire Ordinary Shares up to the Maximum Number of Option Shares at a price of 1 pence per Ordinary Share.

2.2                               Details of all restrictions attaching to the Ordinary Shares which may be acquired upon the exercise of this Option are set out in the Articles.

2.3                              Nothing in this Share Option Contract shall be taken to impose any restriction or limitation upon the exercise by the members of the Company of their rights to make any alteration to the Articles of Association or the share capital of the Company

3.                                      RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

3.1                               The grant of this Option will not form part of the Option Holder’s entitlement to remuneration or benefits pursuant to the Option Holder’s contract of employment.

3.2                               The rights and obligations of the Option Holder under the terms of the Option Holder’s contract of employment with the Company or any past or present Subsidiary shall not be affected by the grant of this Option.

3.3                               The Option Holder shall not be entitled to any compensation or damages for any loss or potential loss which the Option Holder may suffer by reason of being unable to exercise this Option in consequence of the loss or termination of the Option Holder’s office or employment with the Company or any past or present Subsidiary for any reason whatsoever.

4.                                      EXERCISE OF THIS OPTION - GENERAL RULES

4.1                               An Option may only be exercised to the extent it is Vested.

4.2                               During the Option Holder’s lifetime, only the Option Holder may exercise an Option.

4.3                               An Option shall be treated as Vested in accordance with the Vesting Terms and shall be capable of exercise only in accordance with Clauses 8 and 9 and only upon the occurrence of any of the events set out in Clauses 5, 6, 7 and 8.

5.                                      TRADE SALE

Exercise prior to a Trade Sale

5.1                               The Directors may notify the Option Holder prior to a date upon which, in the reasonable opinion of the Directors, a Trade Sale is likely to occur, of that fact and that (subject to the Remuneration Committee determining otherwise) all outstanding Options will lapse unless exercised (to the extent vested), conditional upon the fulfilment or satisfactory waiver of any conditions of such Trade Sale, prior to such Trade Sale taking place (“Prior Notice”).

5.2                               If such Trade Sale does not take place within 90 days after the giving of Prior Notice any such exercise shall be deemed for all purposes never to have occurred and the Directors will return or procure the return to the Option Holder of any Exercise Price and any payment in respect of Option Tax Liability paid to it or to the Option Holder’s Employer. In lieu of providing Prior Notice, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Option Holder, without any consent of the Option Holder, in exchange for the cancellation thereof, in an amount equal to the difference between (a) the value as determined by the Directors of the consideration payable per Ordinary Share (the “Sale Price”) times the number of Option Shares being cancelled (to the extent then vested, including by reason of acceleration in connection with such Trade Sale, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of such vested Option Shares.

5.3                               The provisions of Clause 5.1 shall not apply to the extent that an Exchange of Options is accepted by the Option Holder.

5.4                               The service of a notice of exercise in accordance with Clause 5.1, or the service of a notice of exercise after completion of a Trade Sale if such exercise is permitted, shall irrevocably constitute the Company as the Option Holder’s agent for the sale of all the Option Shares acquired by the Option Holder as a result of the exercise of an Option on or after completion of the Trade Sale on terms which (subject to this Clause 5) are no less favourable than the terms on which Ordinary Shares are acquired by the purchaser from the other shareholders of the Company.

5.5                               The Agent shall have irrevocable and unconditional authority to sign, complete, execute and deliver in the name of and on behalf of the Option Holder (and/or to appoint any person nominated by it to do so) any agreement, stock transfer form and any other documents necessary (i) to transfer such Option Shares to the purchaser (and to give normal warranties, representations and covenants that such Shares are sold with full title guarantee, are free from any encumbrance of any nature and as to the authority of the Option Holder and its agent to sell such Shares) against payment of the purchase money and/or delivery of any other consideration to the Agent or (ii) cancel any Option Shares (to the extent Vested) in consideration of a cash payment as described in Clause 5.2.

5.6                               The Option Holder agrees that the Agent shall be entitled to retain out of the purchase money an amount to the value of the aggregate Exercise Price if not already paid by the Option Holder (to be held to the order of the Company) and the amount of any Option Tax Liability which is the subject of the indemnity in Clause 10 (to be held to the order of the Company or any company which is the Option Holder’s Employer) and the Agent may retain possession of any other purchase consideration until these amounts have been settled in full.

5.7                               The Agent may receive the purchase money and any other purchase consideration on behalf of the Option Holder and give a valid discharge to the purchaser for it. The Agent will pay the purchase money received by it in respect of the sale of the Option Holder’s Ordinary Shares or the cash cancellation of the option Holder’s Option Shares to the Option Holder less any amounts referred to under Clause 5.5 and shall deliver to the Option Holder any other purchase consideration as soon as reasonably practicable following receipt of cleared funds for those amounts.

5.8                               If a general offer is made to acquire the whole or any part of the issued ordinary share capital of the Company which, on it becoming or being declared unconditional and the purchaser completing the acquisition, would constitute a Trade Sale, then the provisions of Clauses 5.1 to 5.7 inclusive shall apply thereto (mutatis mutandis) and a Trade Sale shall be treated as taking place when the offer becomes or is declared unconditional.

6.                                      ADMISSION

6.1                               In the event of Admission the Option may only be exercised, and only to the extent Vested (unless the Remuneration Committee determines otherwise), within such one or more periods after Admission as the Directors may determine and notify to the Option Holder.

6.2                               If the Option becomes capable of exercise under Clause 6.1 the Company shall have the right not to issue and allot Ordinary Shares to the Option Holder unless the Option Holder has first agreed with the Company not to sell or otherwise dispose of Ordinary Shares acquired upon exercise of the Option within such period or periods (not extending beyond the first anniversary of the date of Admission) as the Company may specify. If requested by the underwriter engaged by the Company, the Option Holder shall execute a separate letter confirming his or her agreement to comply with this section.

7.                                      LEAVING EMPLOYMENT

7.1                               Unless the Remuneration Committee determines otherwise, and subject to the following sentence, if the Option Holder gives or receives notice of termination of employment (in each case, whether lawfully or unlawfully) or ceases to hold employment within the Group then any part of the Option held by the Option Holder which is not Vested will lapse on the earlier of the date when notice is given and the date when employment ceases. If the Option Holder ceases to hold employment within the Group in circumstances where the Option Holder is a Bad Leaver, the whole of the Option held by the Option Holder, whether Vested or not, will lapse on the date when the employment ceases, unless the Remuneration Committee determines otherwise.

7.2                               For the purposes of this Clause 7, the Option Holder shall not be treated as having ceased to hold employment within the Group unless and until the Option Holder no longer holds any office or employment with any member of the Group.

8.                                      LAPSE OF THE OPTION

The Option shall immediately lapse and cease to be exercisable on the earliest of the following events:

8.1                               at the end of the day before the tenth anniversary of the Date of Grant;

8.2                               if it is transferred or assigned, mortgaged, charged or otherwise disposed of by the Option Holder;

8.3                               if the Option Holder is adjudged bankrupt or an interim order is made because the Option Holder intends to propose a voluntary arrangement to creditors under the Insolvency Act 1986;

8.4                              if the Option Holder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to outstanding debts, with creditors or any section of them;

8.5                               if the Option Holder is otherwise deprived of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes the Option Holder to be so deprived;

8.6                               where the Directors have given to the Option Holder notice of a likely Trade Sale under Clause 5.1, to the extent that it is not exercised by completion of that Trade Sale;

8.7                               where the Directors have not given to the Option Holder notice of a likely Trade Sale under Clause 5.1, to the extent it is not exercised within such period after completion of a Trade Sale (of no less than fourteen days) as they may specify;

8.8                               the expiry of sixty days following the Option Holder giving or being given notice of termination of employment or ceasing to hold employment under Clause 7.1 (but so that during such period no part or further part of the Option shall become Vested);

8.9                               a court ordered liquidation of the Company; and

8.10                        twenty eight days following an Assets Sale.

9.                                      MANNER OF EXERCISE OF OPTION

9.1                               This Option shall be exercised only by the Option Holder (or the relevant Personal Representatives) serving a written notice upon the Company which:-

(a)                                 specifies the number of Ordinary Shares in respect of which the Option is exercised; and

(b)                                 is accompanied by payment (or, if permitted by the Company, an undertaking to make payment) of an amount equal to the product of the number of Ordinary Shares specified in the notice and the Exercise Price;

and is otherwise in the form set out in Schedule 2 to this Share Option Contract or such other form as the Company may notify in writing to the Option Holder.

9.2                               Subject to Clause 10, within 30 days beginning with the date on which the Company receives a notice of exercise which complies with Clause 9.1, the Company shall transfer to the Option Holder such number of Ordinary Shares as is specified in the notice.

9.3                               Subject to Clause 10, as soon as reasonably practicable after issuing or procuring the transfer of any Ordinary Shares pursuant to Clause 9.2, the Company shall:

(a)                                 procure the issue to the Option Holder of a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Ordinary Shares so allotted; and

(b)                                 (where Ordinary Shares are to be allotted and permission has been given for Ordinary Shares of the same class to be traded or dealt in on the London Stock Exchange or AIM), use its best endeavours to procure that the Ordinary Shares so allotted may be so traded or dealt in.

9.4                               The Company may, if the Option Holder so requests, transfer some or all of such Ordinary Shares to a nominee of the Option Holder provided that beneficial ownership of such Ordinary Shares shall be vested in the Option Holder.

9.5                               The transfer of any Ordinary Shares pursuant to the exercise of an Option shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities under any enactments or regulations from time to time in force and it shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of such consent.

9.6                               All Ordinary Shares transferred pursuant to the exercise of an Option shall be held subject to the provisions of the Articles and shall rank equally in all respects with the Ordinary Shares for the time being in issue save as regards any rights attaching to such Ordinary Shares by reference to a record date prior to the date of allotment or transfer.

10.                               OPTION HOLDER’S TAX INDEMNITY

10.1                        The Option Holder shall indemnify the Option Holder’s Employer against any liability of any person to account for any Option Tax Liability, which for the purposes of this clause shall include any liability for Employer’s NICs.

10.2                        The Company shall not be obliged to allot and issue or procure the transfer of any Ordinary Shares or any interest in Ordinary Shares pursuant to this Share Option Contract unless and until the Option Holder has paid to the Option Holder’s Employer such sum as is, in the opinion of the Option Holder’s Employer, sufficient to indemnify the Option Holder’s Employer in full against any Option Tax Liability.

10.3                        The Company shall have the right not to allot and issue or procure the transfer to or to the order of the Option Holder the aggregate number of Ordinary Shares to which the Option Holder would otherwise be entitled but to retain out of such aggregate number of Ordinary Shares such number of Ordinary Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Option Holder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Option Holder’s Employer sufficient monies out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy the Option Holder’s liability under such indemnity.

11.                               VARIATION OF SHARE CAPITAL

11.1                        If the Ordinary Share Capital is varied by way of a sub-division or consolidation or any other event which might affect the value of the Option, the Remuneration Committee shall (in its discretion) adjust:

(a)                                 the number of Option Shares; and/or

(b)                                 the Exercise Price; and/or

(c)                                  if the Option has been exercised in respect of any Ordinary Shares but those Ordinary Shares have not yet been allotted or transferred, the number of Ordinary Shares which may be so allotted or transferred and the Exercise Price so as to ensure that the value of the Option is not increased or decreased solely in consequence of such variation or other event PROVIDED THAT:

(i)                                     no such adjustment need be made if the variation or other event has, in the opinion of the Remuneration Committee, no significant effect on the value of the Option;

(ii)                                  except insofar as the Remuneration Committee (on behalf of the Company) agree to capitalise the Company’s reserves and apply the same at the time of allotment of the Ordinary Shares in paying up the difference between the Exercise Price and the nominal value of the Ordinary Shares, the Exercise Price in relation to any right to subscribe for Ordinary Shares shall not be reduced below the nominal value of an Ordinary Share; and

(iii)                               the number of Option Shares as so adjusted is rounded down to the nearest whole number and the Exercise Price is rounded up to the nearest whole penny.

11.2                        The Remuneration Committee shall notify the Option Holder of any adjustment made pursuant to this Clause 11.

12.                               AMENDMENT OF THIS SHARE OPTION CONTRACT

The Company and the Option Holder may at any time, and by the execution of a deed, alter or add to any of the provisions of this Share Option Contract in any respect.

13.                               SERVICE OF DOCUMENTS

13.1                        Except as otherwise provided in this Share Option Contract, any notice or document to be given by, or on behalf of, the Company to the Option Holder or the relevant Personal Representatives in accordance or in connection with it shall be duly given:

(a)                                 by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

(b)                                 if the Option Holder holds office or employment with any member of the Group, by delivering it to him at his place of work or by sending to him a facsimile transmission or Electronic Communication and if so sent it shall be deemed to have been duly given at the time of transmission SAVE THAT a notice or document shall not be duly given by Electronic Communication unless that person is known by the Option Holder’s Employer to have personal access during their normal business hours to information sent to him by Electronic Communication.

13.2                        Any notice or document so sent to the Option Holder shall be deemed to have been duly given notwithstanding that the Option Holder is then deceased (and whether or not the Company has notice of his death) except where the relevant Personal Representatives have supplied to the Company an address to which documents are to be sent.

13.3                       Any notice in writing or document to be submitted or given by the Option Holder to the Company in accordance or in connection with this Share Option Contract may be delivered, sent by post, facsimile transmission or Electronic Communication but shall not in any event be duly given unless:

(a)                                 it is actually received (or, in the case of an Electronic Communication, opened) by the secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address has been notified to the Option Holder; or

(b)                                 if given by Electronic Communication, it includes a digitally encrypted signature of the Option Holder.

13.4                        For the purposes of this Share Option Contract, an Electronic Communication shall be treated as not having been duly made or received if it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter damage or interfere with any computer software or Electronic Communication.

14.                               GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

This Share Option Contract shall be governed by, and construed in accordance with, English law and each party irrevocably agrees that the Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Share Option Contract and any matter arising therefrom.

[Intentionally left blank, the Schedules and the signature page to follow.]

SCHEDULE 1

OPTION HOLDER’S DETAILS AND KEY TERMS

OPTION HOLDER’S DETAILS

“Option Holder Name”

“Option Holder’s Address”

KEY TERMS

“Date of Grant”

“Maximum Number of Option Shares”

“Vesting Start Date”

“Vesting Terms”

SCHEDULE 2

NOTICE OF EXERCISE OF SHARE OPTION

TO:                         BICYCLE THERAPEUTICS LIMITED

Company Secretary

Building 900

Babraham Research Campus

Babraham

Cambridge

CB22 3AT

I, the Option Holder, give notice under Clause 9.1 of the Share Option Agreement to exercise the option granted under the Share Option Agreement in respect of [•] Ordinary Shares (the “Exercised Shares”), and I enclose a cheque for the Exercise Price of £[•].

Wording which may be included if exercise is effected under Clause 5 of the Share Option Agreement:

[I have been notified under Clause 5 of the Share Option Agreement that the Directors believe a Trade Sale is likely to occur (the “Relevant Trade Sale”). I agree and undertake as follows:

1.                                      I agree that such exercise is conditional on each of the following taking place:

1.1                               my signing each of the documents referred to in, and doing each of the things which I undertake to do under, Clause 2 below; and

1.2                               any conditions of the Relevant Trade Sale being fulfilled or waived satisfactorily

2.                                      I undertake to the Company) as follows:

2.1                               if requested by the Company, to sign a joint election under Section 431(1) Income Tax (Earnings & Pensions) Act 2003 in such form as the Company may specify within 14 days of the date on which the Exercised Shares are acquired by me;

2.2                               if requested by Company, to sign prior to completion of the Relevant Trade Sale a power of attorney appointing any director of the Company to sign such documents on my behalf and agree such things as may reasonably be necessary to complete the sale of my Option Shares under the Relevant Trade Sale; and

2.3                               to waive any right of pre-emption, class rights or restrictions on transfer in the event of a change of control of the Company.

3.                                      I authorise the Company to receive as my agent the proceeds of sale of my Option Shares (the “Sale Proceeds”), to deduct from the Sale Proceeds (in accordance with my obligation to indemnify the Company or other company which is my employer for such amounts) such sum (if any) as is required to enable the Company or any other company which is my employer to pay income tax (payable via PAYE) and Class 1 National Insurance contributions including employer’s (secondary) National Insurance contributions arising as a result of the exercise of my options and to pay or transfer to me the balance of the Sale Proceeds after those deductions.]

Wording which may be included if exercise is effected after completion of a Trade Sale:

[I have been notified that a Trade Sale has been completed on [date] (the “Relevant Trade Sale”). I agree and undertake as follows:

1.                                      I agree that such exercise is conditional on me signing each of the documents referred to in, and doing each of the things which I undertake to do under, Clause 2 below.

2.                                      I undertake to the Company as follows:

2.1                               if requested by the Company, to sign a joint election under Section 431(1) Income Tax (Earnings & Pensions) Act 2003 in such form as the Company may specify within 14 days of the date on which the Exercised Shares are acquired by me;

2.2                               if requested by the Company, to sign a power of attorney appointing any director of the Company to sign such documents on my behalf and agree such things as may reasonably be necessary to complete the sale of my Option Shares to the purchaser under the Relevant Trade Sale; and

2.3                               to waive any right of pre-emption, class rights or restrictions on transfer in the event of a change of control of the Company.

3.                                      I authorise the Company to receive as my agent the proceeds of sale of my Option Shares (the “Sale Proceeds”) and to deduct from the Sale Proceeds, (in accordance with my obligation to indemnify the Company or other company which is my employer for such amounts) such sum (if any) as is required to enable the Company or any other company which is my employer to pay income tax (payable via PAYE) and Class 1 National Insurance contributions including employer’s (secondary) National Insurance contributions arising as a result of the exercise of my options and to pay or transfer to me the balance of the Sale Proceeds after those deductions.]

Signed:

Print name:

Date:

EXECUTED AS A DEED by the parties on the date which first appears in this Share Option Contract

Executed as a deed by BICYCLE THERAPEUTICS
LIMITED acting by:

[signature of director]

[print name of director]

Director

in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation

Executed as a deed by

[signature]

in the presence of:

[signature of witness]

[print name of witness]

Address

Occupation